INFOSYS LIMITED

2011 RSU PLAN

1. **Purposes of the Plan.**

The purposes of this Plan are:

- Attract, retain and motivate talented and critical employees;
- Encourage employees to align individual performance with company objectives;
- Reward employee performance with ownership in proportion to their contribution;
- Align employee interest with those of the organization.

The Plan permits the grant of Restricted Stock Units.

2. **Definitions.**

As used herein, the following definitions will apply:

a) "Act" means the Companies Act, 1956

b) "Administrator" means the Compensation Committee of the Board that will be administering the Plan, in accordance with Section 4 of the Plan.

c) "Applicable Laws" means the legal requirements relating to Restricted Stock Units Plan, including, without limitation, the tax, securities or corporate laws of India, particularly the SEBI (Employee Stock Options and Employee Stock Purchase Scheme) Guidelines, 1999 ("SEBI ESOP Guidelines"), and rules, bye- laws of any stock exchange in which the Shares are listed or quoted.

d) "Award" means, individually or collectively, a grant under the Plan of Restricted Stock Units.

e) "Award Agreement" or "RSU Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

f) "Board" means the Board of Directors of the Company.

g) "Compensation Committee" means the compensation committee constituted by the Board from time to time to administer the Plan.

h) "Change in Control" means the occurrence of any of the following events:

i. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, ("Person") acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

ii. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

iii. A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

i) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

j) "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

k) "Common Stock" means the common stock of the Company.

l) "Company" means Infosys Limited, a Republic of India corporation, or any successor thereto including the Infosys Employees Welfare Trust.

m) "Director" means a member of the Board, other than Promoter Directors and directors who either by themselves or through their relatives or through any body corporate directly or indirectly holds more than 10% of the outstanding equity Shares of the Company.

n) "Disability" means any disability of whatsoever nature be it physical, mental or otherwise which incapacitates or prevents or handicaps an employee from performing any specific job , work or task which the said employee was capable of performing immediately before such disablement.

o) "Employee" means a permanent Employee of the Company working in India or out of India; or a Director of the Company, whether a whole time director or not, or an employee or Director of a Subsidiary in India or out of India, or of a holding company of the Company or subject to approval of SEBI, employees of associate companies and other business associates. An Employee shall continue to be an Employee during the period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

p) "Eligible Employee" means an Employee who qualifies for issue of Restricted Stock Units under this Plan and who fulfills the conditions as decided in the appraisal process and will include new employees joining the Company or a Subsidiary as well as those who have been appointed to join the Company or a Subsidiary. Promoter Employees and Promoter Directors are not eligible under this Plan. Further any person holding 2% or more of the paid up share capital the Company's Shares or [any Director who either by himself or through his relatives or body corporate directly or indirectly holds more than 10% of the outstanding Shares of the Company shall not be eligible to participate] under this Plan provided further that the except with the prior approval of the Reserve Bank of India, Employees who are the citizens of Bangladesh, Pakistan or Sri Lanka shall not be eligible to participate in the Plan.

q) "Exercise" means making of an application by the Eligible Employee to the Company for issue of Shares against Restricted Stock Units Vested in him pursuant to the Plan and paying the Exercise Price for the Shares represented by the Restricted Stock Units.

r) "Exercise Price" means, the price payable by the Eligible Employee for exercising the Restricted Stock Unit granted under the Plan as may be decided by the Administrator from time to time.

s) "Exercise Period" means the time period after Vesting within which the Eligible Employee should exercise his right to apply for Shares against the Restricted Stock Unit Vested in him pursuant to the Plan. Unless otherwise stated, the Exercise Period will commence from the date of Vesting and will be valid for a period of at 7 days from the date of Vesting unless such Exercise Period is extended as per the Plan. However, in exceptional cases at the discretion of the Administrator, the Exercise Period shall be later of (i) the 15th day of the third month after the end of the Company's fiscal year in which vesting occurs, or (ii) March 15 following the calendar year in which vesting occurs or such other period as the local laws mandate.

t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

u) "Fair Market Value" of a share means the market price as defined by Securities and Exchange Board of India from time to time

v) "Market Price" means the latest available closing price, prior to the date of the meeting of the Committee in which RSUs are granted/ Shares are issued, on the stock exchange on which the Shares of the company are listed. If the Shares are listed on more than one stock exchange, then the stock exchange where there is highest trading volume on the said date shall be considered.

w) "Fiscal Year" means the fiscal year of the Company.

x) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

z) "Participant" means the holder of an RSU. The Participant shall not be entitled for any cash dividend and voting rights as a holder of RUS.

aa) "Plan" means this 2011 RSU Plan.

bb) "Promoter" means:

i. the person or persons who are in over-all control of the Company;

ii. the person or persons who are instrumental in the formation of the Company or programme pursuant to which the Shares were offered to the public;

iii. the persons or persons named in the offer document as Promoter(s);

iv. the promoters of the body corporate which is a Promoter of the Company .

Provided that a Director or officer of the Company if they are acting as such only in their professional capacity will not be deemed to be a Promoter.

cc) "Promoter Group" means

i. an immediate relative of the promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse);

ii. persons whose shareholding is aggregated for the purpose of disclosing in the offer document "shareholding of the promoter group".

dd) "Restricted Stock Unit" means a restricted stock option granted pursuant to the Plan, comprising of a right but not an obligation granted to an Eligible Employee under the Plan to apply for and be allotted Shares of the Company at the Exercise Price determined earlier, during or within the Exercise Period, subject to the requirements of Vesting.

ee) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

ff) "SEBI" means Securities Exchange Board of India or such other statutory authority having power to regulate the Plan from time to time.

gg) "Section 16(b)" means Section 16(b) of the Exchange Act.

hh) "Share" means an equity share of the Company which has no preference in respect of dividends or in respect of amounts payable in the event of any voluntary liquidation or winding up of the Company, as adjusted in accordance with Section 9 of the Plan.

ii) "Subsidiary" means a subsidiary of the Company, whether now or hereafter existing as defined under Section 4 of the Companies Act, 1956.

jj) "Vesting" means the process by which the Eligible Employee is given the right to apply for Shares of the Company against the Restricted Stock Unit granted to him pursuantto the Plan.

kk) "Vesting period" means the period after the completion of which the Vesting of the Restricted Stock Unit granted to the Eligible Employee pursuant to the Plan takes place and does not include any period of service for which Eligible Employee was not paid salary/wages other than for reasons approved by the Administrator. The Administrator shall have the authority to decide the vesting periods, subject to the minimum being 12 months from the date of grant of RSU.

3. Shares Subject to the Plan.

a) Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be awarded under the Plan in 28,33,600 Shares. The maximum number of Restricted Stock Units granted to a Participant shall not exceed 1% of the total paid up equity capital during the tenure of the plan. Further the grant of Restricted Stock Units to identified Employees during any one year equal to or exceeding 1% of the issued capital of the Company at the time of grant of the Restricted Stock Units shall be subject to a separate resolution.

b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock Units, is forfeited to or repurchased by the Company/Trust, the forfeited or repurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock Units are forfeited, such Shares will become available for future grant under the Plan.

4. Administration of the Plan.

a) Procedure.

i. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

b) Powers of the Administrator.

The Administrator will have the authority, in its discretion:

i. to select the Eligible Employees to whom Awards may be granted hereunder;

ii. to determine the terms and conditions, including Exercise Price, not inconsistent with the terms of the Plan, of any Award granted hereunder, it may delegate the authority to approve the form of Award Agreement to a single Director or officer of the Company

iii. to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

iv. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

v. to modify or amend each Award (subject to Section 14(c) of the Plan).

vi. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

vii. to allow a Participant to defer the receipt of the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

viii. to frame suitable policies and system to ensure that there is no violation of (a) SEBI (Insider Trading) Regulations, 1992 and SEBI (Prohibition of Fraudulent and Unfair Trade Practices relating to the securities market) Regulations, 1995 by any employee.

ix. to make all other determinations deemed necessary or advisable for administering the Plan.

c) Effect of Administrator's Decision.

The Administrator's decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility.

Other than as set forth in this Section 5, Restricted Stock Units may be granted to Eligible Employees. Restricted Stock Units may not be granted to any Eligible Employee who is a Promoter or belongs to the Promoter Group or holds 2% or more of the Shares and, except with the prior approval of the Reserve Bank of India, employees who are the citizens of Bangladesh, Pakistan or Sri Lanka shall not be eligible to participate in the Plan.

6. Restricted Stock Units.

a) Grant.

Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units, may be left to the discretion of the Administrator.

b) Vesting Criteria and Other Terms.

The Administrator will set Vesting Criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will vest to the Eligible Employee. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Vesting Criteria, and such other terms and conditions as the Administrator, in its

sole discretion will determine. The minimum Vesting Period of a Restricted Stock Unit shall not be less than a period of 12 months or such other shorter period or periods as may be decided by the administrator provided such shorter periods are in compliance with the SEBI ESOP Guidelines applicable from time to time.

c) Earning Restricted Stock Units.

Upon meeting the applicable vesting criteria, the Participant will be entitled to receive Shares as specified in the Award Agreement.

d) Form and Timing of Settlement.

Settlement of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.

e) Exercise of RSUs.

After Vesting, a Participant shall have a time period within which the Participant should Exercise his right to apply for Shares vested in him in pursuance of the plan. Unless otherwise stated, the Exercise Period will commence from the date of Vesting and will be valid for a period of 7 days from the date of Vesting unless such Exercise Period is extended as per the Plan. However, in exceptional cases at the discretion of the Administrator, the Exercise Period shall be later of (i) the 15th day of the third month after the end of the Company's Fiscal Year in which vesting occurs, or (ii) March 15 following the calendar year in which Vesting occurs or such other period as the local laws mandate.

Upon Vesting, Participants shall be deemed to have applied for settlement of their Restricted Stock Units and they shall have no opportunity to defer the settlement of their Restricted Stock Units. Further, Restricted Stock Units will be settled in Shares.

On the expiry of the Exercise Period, any Restricted Stock Units which have not been Exercised will lapse and cease to be valid for any purpose.

f) Procedure for Exercise of RSUs.

A RSU granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. The RSU shall be deemed exercised when the Company/trust receives;

i. written or electronic notice of Exercise (in accordance with the Award Agreement) from the person entitled to exercise the RSU

ii. Full payment for the Shares represented by the RSU.

RSUs will become exercisable in whole. The unexercised portion of the RSUs will continue to be available to the Participant or the nominee, for exercise, in case of specified circumstances such as separation, death, disability etc., up to such time frame as provided for in the Award Agreement. With respect to Participants subject to taxation in the United States, the vesting of the RSU shall constitute an event that results in written or electronic notice of exercise and the full payment for the Shares shall be withheld from his or her pay.

g) <u>Exercise of RSUs in the case of Separation of a Participant from the Company.</u>

i. In the event of separation of Participant from the Company due to reasons of permanent and total Disability of the Participant, all the RSUs granted to the Participant will vest on the date of the permanent and total Disability and such Participant may exercise his or her RSUs immediately after the date of permanent and total Disability but in no event later than six months from the date of separation from employment. With respect to Participants subject to taxation in the United States, the vesting of the RSU shall constitute an event that results in written or electronic notice of exercise and the full payment for the Shares shall be withheld from his or her pay.

ii. In the event of death of a Participant while in employment with the Company, all the RSUs granted to the Participant will vest on the legal heirs or nominees of the deceased Participant and may be exercised by the Participant's legal heirs or nominee immediately after, but in no event later than six months from the date of Participant's death. With respect to Participants subject to taxation in the United States, the Vesting of the RSU shall constitute an event that results in written or electronic notice of exercise and the full payment for the Shares shall be withheld from his or her pay.

iii. In the event of termination of employment of a Participant for reasons of misconduct, all RSUs granted to the Participant including those, which are Vested but not exercised at the time of termination of employment, shall expire and stand terminated with effect from the date of such termination.

iv. In the event of resignation from employment by the Participant for reasons of normal retirement or an early retirement specifically approved by the Company, the RSUs granted to the Participant both vested and unvested may be exercised by the Participant or his/her nominee, as the case may be immediately after, but in no event later than 7 days from the date of Participant's retirement. With respect to Participants subject to taxation in the United States, the Vesting of the RSU shall constitute an event that results in written or electronic notice of exercise and the full payment for the Shares shall be withheld from his or her pay.

v. In the event of resignation of a Participant, all RSUs granted to the Participant, which are not vested on the date of separation, shall expire and stand terminated with effect from that date. However, all RSUs granted to the Participant which have already been vested as on that date shall be exercised by the Participant

immediately but not later than 7 days from the effective date of separation of the Participant.

vi. In the event of abandonment of service by a Participant without the Company's consent, all RSUs granted to the Participant, including those, which are vested but were not exercised at the time of abandonment of service, shall stand terminated with immediate effect. The date of abandonment of the Participant shall be decided by the Administrator at its sole discretion which, decision shall be binding on all concerned.

vii. In the event of termination of employment of a Participant with or without cause other than termination of employment for reasons of misconduct as per (iii) above, all RSUs granted to the Participant, which are not vested on the date of termination, shall expire and stand terminated with effect from that date. However, all RSUs granted to the Participant, which have already been vested as on that date shall be exercised by the Participant immediately but not later than 7 days from the effective date of termination of the Participant.

h) Conditions to Issuance.

Upon the Vesting a Restricted Stock Unit, the Eligible Employee holding such Restricted Stock Unit must make an application to the Company/Trust for issue of Shares against Restricted Stock Units vested in him in pursuance of the Plan. In addition to making application to the Company/Trust, the Participant must also pay to the Company/Trust a price set forth in the applicable Award Agreement and such price shall not be less than the par value of a Share for each vested Restricted Stock Unit. With respect to Participants subject to taxation in the United States, the vesting of the RSU shall constitute an event that results in written or electronic notice of exercise and the full payment for the Shares shall be withheld from his or her pay.

i) Cancellation.

On the date set forth in the Award Agreement, all vested Restricted Stock Units will be forfeited to the Company.

7. Leaves of Absence.

Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. An Eligible Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

8. Transferability of Awards.

An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator, in accordance with the applicable laws, makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

9. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a) Adjustments.

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3 and 6.

b) Dissolution or Liquidation.

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c) Change in Control.

In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). The Administrator will not be required to treat all Awards similarly in the transaction.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Restricted Stock Unit subject to the Award immediately prior to the Change in Control, the Shares of the Company.

Notwithstanding anything in this 9(c) to the contrary, an Award that vests, is earned upon the satisfaction of one or more Performance Condition's (as mentioned in the Award Agreement) will not be considered assumed if the Company or its successor modifies any of such Performance Conditions (as mentioned in the Award Agreement) without the Participant's consent; provided, however, a modification to such Performance Conditions only to reflect the Successor Corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

10. Tax Withholding

a) Withholding Requirements.

Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

b) Withholding Arrangements.

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

The Participant shall bear and be responsible for all taxes such as income tax, social security, national insurance (NI) or whatsoever name it may be called. The employer portion of social security or NI or any other taxes that employer may be liable to pay or contribute as a result of such award shall also be recovered from the employee unless prohibited by the law.

11. No Effect on Employment or Service.

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as an Employee with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

12. Date of Grant.

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination of granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

13. Term of Plan.

Subject to Section 17 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date of initial grant under the plan, unless terminated earlier under Section 14 of the Plan.

14. Amendment and Termination of the Plan.

a) Amendment and Termination.

Subject to the applicable laws, the Administrator may at any time amend, alter, suspend or terminate the Plan.

b) Shareholders' Approval.

The Company will obtain Shareholders' approval by way of special resolution in a general meeting of the Company for any amendment to the Plan to the extent necessary and desirable to comply with Applicable Laws. The notice for passing special resolution shall contain the information as set out in Clause 6.2 of SEBI ESOP Guidelines.

c) Effect of Amendment or Termination.

No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

a) Legal Compliance.

Shares will not be transferred to a Participant pursuant to the exercise of an Award unless the exercise of such Award and the delivery of such Shares will comply with Applicable Laws.

16. Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Administrator to be necessary to the lawful transfer of any Shares hereunder, will relieve the Company of any liability in respect of the failure to transfer such Shares as to which such requisite authority will not have been obtained.

17. Effective Date.

The Plan will be effective on the date of its adoption by the Board, pursuant to the approval of the Company's shareholders (date of shareholders' approval pursuant to general meeting held or by way of approval accorded by postal ballot).